UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2011

CMS Bancorp Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33322	20-8137247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Main Street, Suite 750 White Plains, New York		10601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 422-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 19, 2011, the Board of Directors (the “Board”) of CMS Bancorp, Inc. (the “Company”) voted to increase the size of the Board from ten directors to eleven directors, with the additional director to serve in the class with a term expiring at the annual meeting of shareholders to be held in 2013. The Board also elected Mauro C. Romita to the Board to fill the new directorship, effective October 19, 2011. Initially, Mr. Mauro will not be a member of any committee of the Board. Mr. Mauro will be entitled to the same compensation as the other non-officer directors of the Company, including fees for attending board and committee meetings and eligibility to receive stock-based awards under the CMS Bancorp, Inc. 2007 Stock Option Plan and the CMS Bancorp, Inc. 2007 Recognition and Retention Plan, as described in the Company’s proxy statement for the 2011 annual meeting of shareholders. There are no transactions between the Company including its wholly-owned banking subsidiary, Community Mutual Savings Bank (the “Bank”), and Mr. Romita requiring disclosure under Item 404(a) of Regulation S-K. The Board also expects to expand the size of the Bank’s Board of Directors and appoint Mr. Romita to fill the newly created board position at the Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS Bancorp Inc.
(Registrant)

October 24, 2011	/s/ STEPHEN DOWD
(Date)	Stephen Dowd Senior Vice President and Chief Financial Officer